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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the reference to our Firm under the caption "Experts" and to the use of our report dated February 14, 1996, included in the Proxy Statement of Hollywood Park, Inc. that is made part of the Registration Statement (Form S-4) and Prospectus of Hollywood Park, Inc. for the registration of 6,105,000 shares of its common stock.

                                                /s/ Arthur Andersen LLP
                                                   Arthur Andersen LLP

Los Angeles, California
September 17, 1996